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                                   EXHIBIT 3.2

                                     BYLAWS
                                       OF
                        UNITED COMMUNITY BANCSHARES, INC.


                                   ARTICLE 1.
                                     OFFICES

     1.1) OFFICES. The address of the registered office of the corporation shall be designated in the Articles of Incorporation, as amended from time to time. The principal executive office of the corporation shall initially be located at 100 Signal Hills, West St. Paul, Minnesota 55118-2385, and the corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.


                                   ARTICLE 2.
                            MEETINGS OF SHAREHOLDERS

     2.1) REGULAR MEETINGS. Regular meetings of the shareholders of the corporation entitled to vote shall be held on an annual or other less frequent basis as shall be determined by the Board of Directors or by the chief executive officer; provided, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent (3%) or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to the chief executive officer or chief financial officer of the corporation. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting, and shall transact such other business as shall come before the meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders entitled to vote are present in person or by proxy and none of them objects to such designation.

     2.2) SPECIAL MEETINGS. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the chief executive officer, the chief financial officer, two or more directors, or a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote who shall demand such special meeting by giving written notice of demand to the chief executive officer or the chief financial officer specifying the purposes of the meeting.

     2.3) MEETINGS HELD UPON SHAREHOLDER DEMAND. Within thirty (30) days after receipt by the chief executive officer or the chief financial officer of a demand from any shareholder or shareholders entitled to call a regular or special meeting of shareholders, the Board of Directors shall cause such meeting to be called and held on notice no later than ninety (90) days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 2.5 hereof at the expense of the corporation.

     2.4) PLACE OF MEETINGS. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, except that a regular meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the corporation is located.

     2.5) NOTICE OF MEETINGS. Except as otherwise specified in Section 2.6 or required by law, a written notice setting out the place, date and hour of any regular or special meeting shall be given to each holder of shares entitled to vote not less than two (2) days nor more than sixty (60) days prior to the date of the meeting; provided, that notice of a meeting at which there is to be considered a proposal (i) to dispose of all, or substantially all, of


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the property and assets of the corporation or (ii) to dissolve the corporation shall be given to all shareholders of record, whether or not entitled to vote; and provided further, that notice of a meeting at which there is to be considered a proposal to adopt a plan of merger or exchange shall be given to all shareholders of record, whether or not entitled to vote, at least fourteen
(14) days prior thereto. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.

     2.6) WAIVER OF NOTICE. A shareholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a shareholder is a waiver of notice of that meeting unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not be lawfully considered at such meeting and does not participate in the consideration of the item at such meeting.

     2.7) QUORUM AND ADJOURNED MEETING. The holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meeting at which the required amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting.

     2.8) VOTING. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in each shareholder's name on the books of the corporation except as may be otherwise provided in the terms of the share. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute or the Articles of Incorporation.

     2.9) ORDER OF BUSINESS. The suggested order of business at any regular meeting and, to the extent appropriate, at all other meetings of the shareholders shall, unless modified by the presiding chairman, be:

     (a)  Call of roll
     (b)  Proof of due notice of meeting or waiver of notice
     (c)  Determination of existence of quorum
     (d)  Reading and disposal of any unapproved minutes
     (e)  Reports of officers and committees
     (f)  Election of directors
     (g)  Unfinished business
     (h)  New business
     (i)  Adjournment.


                                   ARTICLE 3.
                                    DIRECTORS

     3.1 GENERAL POWERS. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.

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     3.2) NUMBER, TERM AND QUALIFICATIONS.  The Board of Directors shall consist of one or more members. At each regular meeting, the shareholders shall determine the number of directors; provided, that between regular meetings the authorized number of directors may be increased or decreased by the shareholders or increased by the Board of Directors. Each director shall serve for such fixed term (not to exceed five years) as may be specified by the shareholders or the Board of Directors, as the case may be, that expires at the regular meeting of shareholders for the year in which such fixed term expires or, if a fixed term is not specified, for an indefinite term that expires at the next regular meeting of shareholders, and until such director's successor is elected and qualified, or until such director's earlier death, resignation, disqualification, or removal as provided by statute.

     3.3) VACANCIES. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum; provided, that newly created directorships resulting from an increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at the next regular or special meeting of the shareholders.

     3.4) QUORUM AND VOTING. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or the Articles of Incorporation, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

     3.5) BOARD MEETINGS; PLACE AND NOTICE. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. Any director may call a Board meeting by giving twenty-four (24) hours notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, telegram, telefax, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

     3.6) WAIVER OF NOTICE. A director may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a director is a waiver of notice of that meeting unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

     3.7) ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     3.8) COMPENSATION. Directors shall receive such fixed sum and expenses per meeting attended or such fixed annual sum or both as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

     3.9) COMMITTEES. The Board of Directors may, by resolution approved by affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Committees may include a special litigation committee consisting of one or more independent directors or other independent persons to consider legal rights or

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remedies of the corporation and whether those rights and remedies should be pursued. Each such committee shall consist of one or more natural persons (who need not be directors) appointed by the affirmative vote of a majority of the directors present, and shall, other than special litigation committees, be subject at all times to the direction and control of the Board. A majority of the members of a committee present at a meeting shall constitute a quorum for the transaction of business.

     3.10)     ORDER OF BUSINESS.  The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:

     (a)  Roll call
     (b) Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by presiding chairman
     (c)  Determination of existence of quorum
     (d)  Reading and disposal of any unapproved minutes
     (e)  Reports of officers and committees
     (f)  Election of officers
     (g)  Unfinished business
     (h)  New business
     (i)  Adjournment.


                                   ARTICLE 4.
                                    OFFICERS

     4.1) NUMBER AND DESIGNATION. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation including, but not limited to, one or more Chairmen of the Board, one or more Presidents, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

     4.2) ELECTION, TERM OF OFFICE AND QUALIFICATION. At the first meeting of the Board following each election of directors, the Board shall elect officers, who shall hold office until the next election of officers or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer).

     4.3) RESIGNATION. Any officer may resign at any time by giving written notice to the corporation. The resignation is effective when notice is given to the corporation, unless a later date is specified in the notice, and acceptance of the resignation shall not be necessary to make it effective.

     4.4) VACANCIES IN OFFICE. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy may, or in the case of a vacancy in the office of chief executive officer or chief financial officer shall, be filled for the unexpired term by the Board of Directors.

     4.5) CHIEF EXECUTIVE OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles, these Bylaws or the Board to some other officer or agent of the corporation;
(e) may maintain records of and certify proceedings of the Board

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and shareholders; and (f) shall perform such other duties as may from time to time be assigned to the chief executive officer by the Board. In the event that there are co-chief executive officers, each co-chief executive officer may exercise all of the powers and functions of the office of chief executive officer jointly with the other co-chief executive officer or alone, unless provided otherwise by a resolution adopted by the Board of Directors.

     4.6) CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all transactions undertaken as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

     4.7) CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs. In the event that there are Co-Chairmen of the Board, each Co-Chairman may exercise all of the powers and functions of the office of Chairman of the Board jointly with the other Co-Chairman or alone, unless provided otherwise by a resolution adopted by the Board of Directors.

     4.8) PRESIDENT. Unless otherwise determined by the Board, the President(s) shall be the chief executive officer(s). If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to the President by the Board. If the office of Chairman of the Board is not filled, the President shall also perform the duties set forth in Section 4.7.

     4.9) VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.

    4.10) SECRETARY. The Secretary shall, unless otherwise determined by the Board, be secretary of and attend all meetings of the shareholders and Board of Directors, and may record the proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify such proceedings. The Secretary shall give proper notice of meetings of shareholders and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

    4.11) TREASURER. Unless otherwise determined by the Board, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

    4.12) DELEGATION. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of such officer to other persons.

                                   ARTICLE 5.
                                 INDEMNIFICATION

     5.1) INDEMNIFICATION. The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.

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                                   ARTICLE 6.
                            SHARES AND THEIR TRANSFER

     6.1) CERTIFICATE OF STOCK. Every owner of stock of the corporation shall be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by such shareholder. The certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall, unless otherwise determined by the Board, be signed by the chief executive officer, the chief financial officer, or any other officer of the corporation. A signature upon a certificate may be a facsimile.
Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

     6.2) STOCK RECORD. As used in these Bylaws, the term "shareholder" shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this Article 6).

     6.3) TRANSFER OF SHARES. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate (or the shareholder's legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

     6.4) LOST CERTIFICATE. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

                                   ARTICLE 7.
                       RESTRICTIONS ON TRANSFER OF SHARES

     7.1) OPTION RIGHT OF CORPORATION. The corporation shall have, and each shareholder who accepts certificates evidencing capital stock of the corporation hereby grants, upon the conditions and for the price specified in this Article 7, the option to purchase the corporation's capital stock owned by any shareholder upon the happening of any one of the following events:

          (a) the desire or compulsion of such shareholder to sell or otherwise transfer the corporation's stock, other than a sale, gift, testamentary disposition or other transfer of the corporation's stock by such shareholder to the spouse or a natural or adopted child of such shareholder or a trust for the benefit of such



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     shareholder or spouse or child of such shareholder, so long as the transferee agrees to be bound by the terms, conditions and stock transfer restrictions contained in this Article 7, or

          (b)  the bankruptcy or insolvency of such shareholder.

Such option shall become exercisable upon the happening of the event giving rise thereto and shall be exercised within the manner and within the time hereinafter provided.

     7.2) OPTION RIGHT OF SHAREHOLDERS. In the event that the corporation shall not exercise its option to purchase all of such shares, then, and in such event, the other shareholders shall have, and are hereby granted, upon the conditions and for the price specified in this Article 7, the option to purchase the shares of the corporation's stock owned by the affected shareholder and not purchased by the corporation. Such option shall become exercisable upon the corporation's failure to exercise, or partial exercise of, its option under Section 7.1 and shall be exercised within the manner and within the time hereinafter provided. Except as otherwise provided in Section 7.4, each shareholder having the right to exercise an option under this Article 7 (herein referred to as "purchaser" or "purchasers") shall be entitled to purchase that portion of the seller's stock which is equal to the ratio of the number of shares of stock of the corporation owned by such purchaser to the total number of shares of such stock owned by those entitled to purchase.

     7.3) NOTICE. Written notice of the occurrence of the event giving rise to the option provided in this Article 7 shall be forthwith given by the person whose stock is subject to such option (said person being herein designated "seller") or by the seller's legally constituted representative, as the case may be, to the Secretary of the corporation; provided, however, that if the Secretary of the corporation is the seller or the legally constituted representative of the seller, such notice shall be given to the President or a Vice President, or such other officer of the corporation who is neither the seller nor the seller's legally constituted representative. Within a reasonable time after receipt of such notice to sell or from the time the corporation is apprised of an event specified in Section 7.1, the Secretary of the corporation or the corporation's officer to whom such notice is directed, shall give written notice to the other shareholders if an option is exercisable by the other shareholders. If the notice hereinabove provided for is not given to the corporation, the option to purchase shall, nevertheless, be exercisable from and after the event giving rise thereto, but the time limits hereinafter prescribed for exercise of such option and making payments therefor shall not begin until such notice is given.

     7.4) EXERCISE OF OPTION BY CORPORATION. The corporation's option shall be exercised by the corporation not later than sixty (60) days from receipt by the corporation of the notice specified in Section 7.3, except and unless the corporation has within the previous twelve (12) month period purchased such additional stock in the corporation from other shareholders in such amounts which, when combined with the present proposed purchase, would exceed 10% of the shares of the corporation issued and outstanding as of the beginning of said period and the consummation of said proposed purchase would be in violation of the then existing statutory and regulatory sanctions concerning purchase of stock by a corporation. The corporation may by written notice to the seller, said notice to be delivered within sixty (60) days after receipt of the notice specified in Section 7.3, notify the seller of the corporation's desire to purchase said stock and further advise the seller as to what date the corporation would be legally able to consummate said purchase, which date shall not be more than three (3) years from the date of said notice by the corporation. The notice of the corporation to exercise its option to purchase on a delayed basis shall constitute an exercise of its option and preclude further action pursuant to Article 7 concerning the sale or transfer of said stock by a seller.

     7.5) EXERCISE OF OPTION BY SHAREHOLDERS. In the event the option is not fully exercised by the corporation within such period, or the corporation determines prior to the expiration of such period that it does not intend to exercise such option, the option provided for hereunder for the other shareholders of the corporation shall be exercised by such shareholder(s) by giving written notice of such shareholder's election to exercise the option to the corporation not later than ninety (90) days after the notice to the other shareholders provided for in Section 7.3 has been given.

     7.6) FAILURE TO EXERCISE OPTION. Should any party entitled to be a purchaser hereunder fail to exercise such purchaser's option within the time period prescribed, or thereafter fail to deposit within the time period herein prescribed the full purchase price of the shares of stock such purchaser is entitled to purchase, then this corporation's Employee Stock Ownership Plan (the "ESOP") shall have the right to purchase all then available shares of stock not purchased by the other shareholders. The ESOP shall be entitled to thirty (30) days notice of the availability of said shares and within that time period shall tender to the corporation, the purchase price as established herein in payment for said stock. Should the ESOP fail to complete the exercise of its option within the time prescribed, then each of the shareholders shall again have the right to purchase such shares in the same ratio as each exercising purchaser's shares bears to the total number of shares held by all exercising purchasers. Within five (5) days after expiration of the ESOP option exercise period, the corporation shall give written notice to all electing purchasers of the "secondary" option created hereunder, setting forth the number of additional shares subject to such secondary option and the date within which such option may be exercised. Such "secondary" option shall be exercised by written notice thereof given to the corporation not later than fifteen (15) days after the notice of such "secondary" option has been given.

     7.7) DEPOSIT OF CERTIFICATE(S). Within ten (10) days after notice of the event giving rise to the sale is given or upon demand by the corporation if no such notice is given, the seller, or the seller's legally constituted representative, as the case may be, shall deposit the certificate or certificates representing the seller's stock in the corporation, duly endorsed or duly assigned in blank, with the corporation, as a depository, and shall by such deposit vest in the corporation, as a depository, the authority to deliver such certificate or certificates and the shares represented thereby to the purchasers upon full payment of the purchase price. Any shares not purchased hereunder shall be forthwith returned by the corporation to the seller. Until the shares held by the corporation as depository are delivered to the purchasers, the seller shall for all purposes other than transfer be treated as the owner of such shares.

     7.8) PURCHASE PRICE CALCULATION. The purchase price to be paid for each share of stock purchased hereunder, regardless of whether the purchaser is the corporation or any other shareholder, shall be an amount equal to One Hundred Fifty Percent (150%) of the "Total Adjusted Consolidated Tangible Book Value" of such stock as of the most recent quarter ended prior to receipt of written notice from the seller indicating a desire to sell the corporation's stock. As used herein, "Total Adjusted Consolidated Tangible Book Value" begins with the "Adjusted Consolidated Book Value" which includes all equity accounts of the corporation, but shall not include any cumulative unrealized gain or loss resulting from the subsidiary banks' compliance with the Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board. Intangible assets incurred PRIOR to the merger of this corporation's predecessor corporations (that is, the merger of Goodhue County Financial Corporation with and into Signal Bancshares, Inc., as provided in that certain Merger Agreement dated as of May 31, 1993, as amended, the "Merger Agreement") are then subtracted from the "Adjusted Consolidated Book Value of Company" to reflect "Adjusted Consolidated Book Value of Company Prior to Goodhue Merger Adjustments." The Goodhue Merger Adjustments which include any recorded goodwill and/or fair market value adjustments in connection with the Goodhue merger that are unamortized, unaccreted or not depreciated, as determined in accordance with generally accepted accounting principles, are subtracted to the extent of the ratio of the "Goodhue Conversion Value" exchanged for stock divided by the total "Aggregate Goodhue Conversion Value." As used herein, "Goodhue Conversion Value" shall mean the sum of the Goodhue Common Stock Conversion Value, the 12% Preferred Conversion Value and the 18% Preferred Conversion Value, each as defined in the Merger Agreement. As used herein, "Aggregate Goodhue Conversion Value" shall mean the sum of the Goodhue Common Stock Aggregate Conversion Value, the 12% Preferred Aggregate Conversion Value and the 18% Preferred Aggregate Conversion Value, each as defined in the Merger Agreement. The formula to be used would be:

   Consolidated Book Value of Company                                    $

      Subtract:     Cumulative Unrealized Gains                          (    )
                    Resulting from FASB 115
      Add:     Cumulative Unrealized Losses
                       Resulting from FASB 115
                                                                         ------
   Adjusted Consolidated Book Value of Company                           $

       Subtract Intangible Assets Incurred Prior to Goodhue
                    Merger
         (a)  Core Deposit Intangible - Signal                           (    )
                                                                         ------
   Adjusted Consolidated Book Value of Company Prior to Goodhue          $
                    Merger Adjustments
      Subtract Pro Rata Portion of Goodhue Push-Down
         Accounting Merger Adjustments
         (a)  Unamortized Goodwill                              $
         (b)  Unamortized Fair Market Value
              Adjustments Related to Merger
              (Push-Down Accounting)                            ------

   Total Goodhue Merger Related Adjustments                     $
         Multiply by Percent of Goodhue Conversion Value
         Exchanged for Stock                                    x    %   (    )
                                                                ------   ------

   Total Adjusted Consolidated Tangible Book Value of Company            $

   Multiply by 150 percent                                               x 1.50
                                                                         ------
   Total Purchase Price Calculation                                      $

   Divide by Number of Shares Outstanding                                ------

   Purchase Price Per Share                                              $
                                                                         ------
                                                                         ------

The Chief Financial Officer or other competent officer of the corporation shall cause the foregoing determination of the purchase price to be promptly made and written notice thereof shall be given to all interested parties as provided in
Section 7.3.

     7.9) DEPOSIT/PAYMENT OF PURCHASE PRICE. Within ten (10) days after an election to exercise an option hereunder has been made, except for the delayed purchase by the corporation as provided for in Section 7.4, such purchasing party shall deliver to the corporation cash for the account of the seller, or the seller's legally constituted representative, as the case may be, an amount to equal the full purchase price of that portion of said stock being purchased by such purchasing party. Upon receipt of the purchase price for all of the shares being sold, the corporation shall forthwith pay over such proceeds to the seller and shall deliver a certificate or certificates for the shares sold to the purchasers as their interests may appear. Thereafter, the corporation shall have no further obligation with respect to the sale.

    7.10) TERMINATION OF OPTION. Any option granted hereunder shall terminate forthwith upon the failure of the party to whom such option is granted to exercise the same within the time and in the manner herein specified. If, with respect to any stock in the corporation, all options hereunder are terminated, then, and in such event, the seller shall have the full right to sell such stock on the market or to any third person, or persons, and upon any such sale there shall be issued to the purchaser or purchasers a certificate or certificates covering the stock so sold and there shall be incorporated in or set forth on such certificate or certificates the legend provided in Section 7.13.

    7.11) AMENDMENT OF ARTICLE 7. This Article 7 shall remain in force and effect until such time as the holders of 66.66% of the outstanding shares of common stock of the corporation terminate or amend it by affirmative vote.

    7.12) RESTRICTION ON TRANSFER; BINDING EFFECT. No stock of the corporation held by any shareholder shall be transferred on the books thereof and no sale, transfer or other disposition of any of said stock shall be effective unless the same be done in conformity with the applicable terms and conditions of this Article 7. Should any shareholder violate this Article 7 by attempting to transfer or otherwise dispose of any or all of such shareholder's stock in the corporation without first complying with the terms of this Article 7, any holder of any option to purchase such stock or any part thereof shall have the right to compel the transferee to transfer and deliver at the price and pursuant to the provisions of such option all such stock as may have been transferred to said transferee. The provisions of Article 7 shall be binding upon all of the corporation's shareholders and their respective heirs, representatives, successors and assigns, and upon such additional persons as may become shareholders by acquiring stock of the corporation.

    7.13) CERTIFICATE LEGEND. Each certificate evidencing the ownership of shares of stock in the corporation shall contain a reference to the terms of this Article 7 so as to give notice thereof to any purchaser/transferee by having the following legend endorsed on the face thereof as is or may hereafter be provided by law:

     "The shares of stock represented by this certificate are subject to certain purchase options in the corporation and others as set forth in Article 7 of the Bylaws, which Bylaws are available for inspection at the principal office of the corporation."

    7.14) PLEDGE OF STOCK. Nothing herein contained shall be construed to prevent any shareholder from pledging any or all of such shareholder's stock as security for a debt or obligation, but the pledgee of such stock shall hold the same subject to the terms and rights to purchase to which such pledged stock is subject and said option shall become immediately exercisable upon receipt of written notice of said foreclosure as herein provided and the party or parties having such option or options shall be entitled to purchase the stock at the price and according to the terms herein provided.

    7.15) SUBSIDIARY BANK STOCK. No shares of subsidiary bank stock shall be sold by the corporation unless such sale has been authorized by the holders of 66.66% of the corporation's shares at a meeting duly called for such purpose. The corporation shall cause the subsidiary banks to issue no shares to persons other than the corporation, except for qualifying shares for directors which shall be subject to repurchase by the corporation upon the retirement, voluntarily or involuntarily, of such persons from the Board.

    7.16) MANNER OF GIVING NOTICE. All notices required or provided for hereunder shall be in writing and shall be deemed given when delivered personally or when deposited in the United States mails, postage prepaid, addressed to the last known address of the party to whom mailed.

    7.17) REGULATORY APPROVAL.  Notwithstanding any other provision of this
Article 7 to the contrary, it is expressly agreed and understood that: (i) closing of any sale/purchase of stock under this Article 7 is contingent upon receipt of all necessary regulatory approvals for such sale/purchase; (ii) closing of any such sale/purchase will be delayed as needed to obtain all necessary regulatory approvals; and (iii) the parties shall be under no obligation to consummate any sale/purchase for which regulatory approval has not been received. A party exercising such party's option to acquire shares under this Article 7 shall submit any necessary regulatory applications, in conjunction with such proposed purchase, within thirty (30) days of such exercise. The purchasing party agrees to submit any required Notification of Change in Control, pursuant to federal and state law, in conjunction with that purchasing party's exercise of such option within twenty-one (21) days of such exercise. The corporation and/or the purchasing shareholder, as the case may be, agree to inform the seller within fifteen (15) days of receipt of any regulatory notification pursuant to this Section 7.17.

    7.18) AUTOMATIC TERMINATION OF ARTICLE 7.  This Article 7 of these
Bylaws shall automatically terminate without any action by any party upon the successful completion of an initial public offering of any of the corporation's securities pursuant to a Registration Statement under the Securities Act of 1933, as amended.

                                   ARTICLE 8.
                               GENERAL PROVISIONS

     8.1) RECORD DATES. In order to determine the shareholders entitled to notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution, the Board of Directors may fix a record date which shall not be more than sixty (60) days preceding the date of such meeting or distribution. In the absence of action by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting shall be at the close of business on the day preceding the day on which notice is given, and the record date for determining shareholders entitled to receive a distribution shall be at the close of business on the day on which the Board of Directors authorizes such distribution.

     8.2) DISTRIBUTIONS; ACQUISITIONS OF SHARES. Subject to the provisions of law, the Board of Directors may authorize the acquisition of the corporation's shares and may authorize distributions whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

     8.3) FISCAL YEAR. The fiscal year of the corporation shall be established by the Board of Directors.

     8.4) SEAL.  The corporation shall have no corporate seal.

     8.5) SECURITIES OF OTHER CORPORATIONS.

     (a) VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

     (b) PURCHASE AND SALE OF SECURITIES. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber securities of any other company owned by the corporation which represent not more than 10% of the outstanding securities of such issue, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.

     8.6) SHAREHOLDER AGREEMENTS. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and any shareholder control agreement as defined in Minnesota Statutes, Section 302A.457, whenever adopted, such shareholder control agreement shall govern.


                                   ARTICLE 9.
                                    MEETINGS

     9.1) TELEPHONE MEETINGS AND PARTICIPATION. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a Board meeting not heretofore described in this paragraph, by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting. The provisions of this section shall apply to committees and members of committees to the same extent as they apply to the Board and directors.

     9.2) AUTHORIZATION WITHOUT MEETING. Any action of the shareholders, the Board of Directors, or any committee of the corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote on such action, by all of the directors (unless less than unanimous action is permitted by the Articles of Incorporation), or by all of the members of such committee, as the case may be.

                                   ARTICLE 10.
                              AMENDMENTS OF BYLAWS

    10.1) AMENDMENTS. Unless the Articles of Incorporation provide otherwise, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but the Board may adopt or amend a Bylaw to increase the number of directors.

     The undersigned, Galen T. Pate, Co-Chief Executive Officer and Secretary of United Community Bancshares, Inc., hereby certifies that the foregoing Bylaws were duly adopted as the Bylaws of the corporation by its shareholders to be effective as of January 1, 1994.




                                    /s/
                                   -----------------------------------------
                                   Galen T. Pate, Co-Chief Executive Officer
                                   and Secretary

Attest:


  /s/
-------------------------------------------
R. Scott Jones, Co-Chief Executive Officer
and Chief Financial Officer

                                Bylaws Amendments
                             Approved April 30, 1996

     7.1) OPTION RIGHT OF CORPORATION. The corporation shall have, and each shareholder who accepts certificates evidencing capital stock of the corporation hereby grants, upon the conditions and for the price specified in this Article 7, the option to purchase the corporation's capital stock owned by any shareholder upon the happening of any one of the following events:

          (a) the desire or compulsion of such shareholder to sell or otherwise transfer the corporation's stock, other than:

               (x) a sale, gift, testamentary disposition or other transfer of the corporation's stock by such shareholder to:

                    (i) the spouse or a natural or adopted child or grandchild of such shareholder; or,

                    (ii) a trust for the benefit of such shareholder or spouse or natural or adopted child or grandchild of such shareholder,

               (y) a gift or testamentary disposition of the corporate stock to a charitable organization or private foundation as defined in the applicable sections of the Internal Revenue Code of 1986 as amended and the Regulations of the Secretary of the Treasury promulgated thereunder, so long as the transferee agrees in writing to be bound by the terms, conditions and stock transfer restrictions contained in this Article 7, or

          (b)  the bankruptcy or insolvency of such shareholder.

Such option shall become exercisable upon the happening of the event giving rise thereto and shall be exercised within the manner and within the time hereinafter provided.


     7.8) STOCK TRANSFER PRICE CALCULATION. The transfer price to be paid for each share of stock transferred hereunder, regardless of whether the transferee is the corporation or any other shareholder, shall be an amount equal to One Hundred Fifty Percent (150%) of the "Total Adjusted Consolidated Tangible Book Value" plus One Hundred Percent (100%) of the "Total Consolidated Intangible Book Value" of such stock as of the most recent quarter ended prior to receipt of written notice from the seller indicating a desire to sell the corporation's stock. As used herein, "Total Adjusted Consolidated Tangible Book Value" is defined as "Adjusted Consolidated Book Value" (which is defined as Total Stockholders' Equity of the corporation excluding any cumulative unrealized gain or loss resulting from the subsidiary bank's compliance with the Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board) less "Consolidated Intangible Book Value" (defined as the balance of Intangible Assets that are unamortized, unaccreted or not depreciated, as determined in accordance with generally accepted accounting principles). The formula shall be as follows:


      Consolidated Stockholders' Equity                 $
        Subtract FASB 115 Unrealized Gains                (              )
        Add FASB Unrealized Losses                      ------------------

      Adjusted Consolidated Book Value                  $
      Less Con Multiply by 150%                          (               )
                                                        ------------------
      Adjusted Consolidated Tangible Book Value         $
                                                         x            1.50
                                                        ------------------

      Consolidated Tangible Transfer Value              $
      Plus Consolidated Intangible Book Value            +
                                                        ------------------

        Total Stock Transfer Price Calculation          $
           Divide by Outstanding Shares                 ------------------
      Stock Transfer Price Per Share                    $
                                                        ------------------
                                                        ------------------


The Chief Financial Officer of the corporation or designee shall cause the foregoing determination of the purchase price to be promptly made and written notice thereof shall be given to all interested parties as provided in Section 7.3.



                              BYLAWS AMENDMENT
                      APPROVED NOVEMBER 8, 1996



    7.18) AUTOMATIC TERMINATION OF ARTICLE 7.  This Article 7 of these
Bylaws shall automatically terminate without any action by any party upon the successful registration of the corporation's common stock pursuant to a Registration Statement under the Securities Act of 1933, as amended, in connection with which the corporation's common stock is listed for trading on the Nasdaq Small Cap Market, the Nasdaq National Market or any securities exchange registered under the Securities Exchange Act of 1934, as amended.